UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

RELAY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39385	47-3923475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Relay Therapeutics, Inc.

399 Binney Street, 2nd Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices, including zip code)

(617) 370-8837

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RLAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On December 11, 2020, Relay Therapeutics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with Genentech, Inc. (“Genentech”) and F. Hoffmann-La Roche Ltd (together with Genentech, “Licensee”). Pursuant to the Agreement, the Company and Licensee will collaborate on the development and commercialization of RLY-1971, the Company’s oral, small molecule inhibitor of Src homology region 2 domain-containing phosphatase-2 (“SHP2”). RLY-1971 is currently being developed in a Phase 1a clinical trial for patients with advanced solid tumors (the “Phase 1a Trial”).

Development and Commercialization. Unless Licensee elects to exercise its option to conduct the remainder of the ongoing Phase 1a Trial, the Company will complete the Phase 1a Trial. Licensee will be responsible for conducting all subsequent clinical development of RLY-1971, including in any combination trials with Licensee’s compound, GDC-6036, that directly binds to and inhibits KRAS G12C, or other compounds.

The Company will retain the right to develop RLY-1971 or any other small molecule inhibitor of SHP2 developed by Licensee under the Agreement (each, a “Licensed Candidate”) or pharmaceutical product containing a Licensed Candidate (each, a “Licensed Product”) in combination with the Company’s compounds targeting fibroblast growth factor receptor 2, including RLY-4008, or compounds targeting phosphoinositide 3-kinase alpha, including candidates in the Company’s RLY-PI3K1047 program (a “Relay Combination Product”). If the Company opts in to the Profit-Cost Share described below, Licensee may share the development costs of any clinical trial for a Relay Combination Product.

Licensee will have the sole right and responsibility to commercialize Licensed Products, in any and all combinations, except that the Company will have the right to co-promote a Licensed Product solely as part of its commercialization of Relay Combination Products. Licensee will be solely responsible for all regulatory matters for all Licensed Candidates and Licensed Products after the assignment by the Company to Licensee of all related regulatory materials, including the investigational new drug application for the Phase 1a Trial, other than with respect to Relay Combination Products.

Financial Terms. Under the terms of the Agreement, the Company will receive $75 million in an upfront payment and is eligible to receive $25 million in additional near-term payments.

Profit-Cost Share. The Company has the option, exercisable one time in the Company’s sole discretion, to fund half of the development costs of RLY-1971 in the U.S. and share half of the net profits or net loss of commercializing RLY-1971 in the U.S. (the “Profit-Cost Share”). If the Company opts into the Profit-Cost Share, the Company will also be eligible to receive up to an aggregate of an additional $410 million upon the achievement of specified commercialization and sales-based milestones for RLY-1971 outside of the U.S and tiered royalties ranging from low-to-mid teens on annual net sales of RLY-1971 outside of the U.S., on a country-by-country basis, subject to reduction in certain circumstances. At any time prior to the third anniversary of the first commercial sale of RLY-1971 in the U.S., the Company may elect to opt-out of further participation in the Profit-Cost Share. If the Company elects to opt-out, then Licensee’s milestone and royalty payment obligations will revert to the financial terms that would be applicable if the Company had not opted into the Profit-Cost Share as described below, with certain adjustments.

Additional Financial Terms. If the Company does not opt into the Profit-Cost Share, Licensee will be responsible for all development costs of RLY-1971 other than the costs incurred by the Company for the Phase 1a Trial, and the Company will be eligible to receive up to an aggregate of an additional $695 million upon the achievement of specified development, commercialization and sales-based milestones for RLY-1971 worldwide. The Company will also be eligible to receive tiered royalties ranging from low-to-mid teens on annual worldwide net sales of RLY-1971, on a country-by-country basis, subject to reduction in certain circumstances. In the event of regulatory approval of both RLY-1971 and GDC-6036 in combination, the Company is eligible to receive additional royalties.

Intellectual Property. Under the Agreement, the Company grants an exclusive, worldwide, royalty-bearing license to Licensee, with the right to sublicense, to develop and commercialize RLY-1971. Between the parties, Licensee has the first right, but not the obligation, to file, prosecute and maintain any patents licensed to it pursuant to the Agreement, as well as to enforce infringement of or defend claims against such patents that relate to Licensed Candidates and Licensed Products. The parties will share any liabilities or damages arising from the enforcement of such patents or any third-party patent claims.

Exclusivity. Other than with respect to Relay Combination Products and other activities in accordance with the Agreement, the Company may not, directly or indirectly, conduct any activities related to the research, development, manufacture or commercialization of any SHP2 inhibitor. During the first three years of the term of the Agreement, Licensee will not, and will cause certain of its affiliates not to, sponsor or conduct a registrational trial for a SHP2 inhibitor other than a Licensed Product.

Termination. Unless earlier terminated, the Agreement will remain in effect until the later of the date on which Licensee is no longer developing or commercializing RLY-1971 in the U.S. if the Company has opted into the Profit-Cost Share and has not subsequently opted-out, or the expiration of all Licensee’s royalty payment obligations to the Company. The parties may terminate the Agreement for the other party’s material breach or insolvency or the failure to obtain merger control under applicable antitrust laws. Additionally, Licensee may terminate the Agreement for convenience, and the Company may terminate the Agreement for certain patent challenges by Licensee or if Licensee has not conducted any research, development, manufacturing or commercialization activities with respect to any Licensed Candidate or Licensed Product for a specified period.

The Agreement contains, among other provisions, customary representations and warranties by the parties, intellectual property protection covenants, certain indemnification rights in favor of each party and customary confidentiality provisions.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file, with confidential terms redacted, as an exhibit to its future filings with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On December 14, 2020, the Company issued a press release regarding the Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The Company will host a conference call in connection with this press release on December 14, 2020. The Company has made available a slide presentation to accompany the call, a copy of which is being furnished as Exhibit 99.2 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Relay Therapeutics, Inc. on December 14, 2020, furnished herewith.

99.2	Slide presentation on Global Collaboration for RLY-1971, dated December 2020, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date: December 14, 2020	By:	/s/ Brian Adams
	Name:	Brian Adams, J.D.
	Title:	General Counsel